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                                                                    Exhibit 10.8



                         REGISTRATION RIGHTS AGREEMENT

                                                              December 19, 1995

To the several persons named
 at the foot hereof

Ladies and Gentlemen:

     This will confirm that (a) with respect to the several individuals and entities named as Purchasers in the Securities Purchase Agreement dated as of
December   , 1995 (the "Purchase Agreement") among New American Healthcare
Corporation, a Tennessee corporation (the "Company"), Welsh, Carson, Anderson & Stowe VII, L.P., a Delaware limited partnership ("WCAS VII") and the other several purchasers named in Schedule I thereto (WCAS VII and such other several purchasers shall hereinafter be called, collectively, the "Purchasers"), in consideration of (i) the purchase by the Purchasers on the date hereof of an aggregate 5,000,000 shares of Common Stock, $.01 par value, of the Company ("Common Stock") and (ii) the possible future purchases by the Purchasers of (A) up to an aggregate 250,000 shares of Series A Non-Convertible Cumulative Preferred Stock, $.01 par value, of the Company ("Series A Preferred Stock") and
(B) up to an aggregate 235,000 shares of Series B Convertible Preferred Stock, $.01 par value, of the Company ("Series B Preferred Stock"), and as an inducement to the Purchasers to consummate the transactions contemplated by the Purchase Agreement, and (b) with respect to the several shareholders of the Company named in Annex I hereto who hold an aggregate 2,800,000 shares of Common Stock and one additional executive officer of the Company to be designated as contemplated by Section 3.7 of the Restricted Stock Agreement who will have the right to purchase 200,000 shares of Common Stock (collectively, the "Stockholders"), which Stockholders (other than such additional executive officer) acquired certain rights under the Purchase Agreement to purchase securities of the Company, in consideration of your consent to the transactions contemplated by the Purchase Agreement including without limitation the execution of this Registration Rights Agreement as a condition to the closing thereof, the Company hereby covenants and agrees with each of you. and with each subsequent holder of Restricted Stock (as such term is defined herein), as follows:


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          1. Certain Definitions. As used herein, the following terms shall have the following respective meanings:

          "Commission" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

          "Common Stock" means the Common Stock, $.01 par value, of the Company, as constituted as of the date of this Agreement, subject to adjustment pursuant to the provisions of Section 10 hereof.

          "Conversion Stock" means shares of Common Stock issuable upon conversion of the Series B Preferred Stock.

          "Exchange Act" means the Securities Exchange Act of 1934 or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Existing Stock" means the 3,000,000 shares of Common Stock owned by the Stockholders as of the date hereof and to be issued to the additional executive officer of the Company referred to in the preamble to this Agreement.

          "Registration Expenses" means the expenses so described in Section 8 hereof.

          "Restricted Stock" means (i) the aggregate 5,000,000 shares of Common Stock to be sold and delivered to the Purchasers pursuant to the Purchase Agreement, (ii) the Series B Preferred Stock, (iii) the Conversion Stock, and (iv) any securities issued upon exchange, adjustment or transfer of any such shares referred to in (i), (ii) or (iii) above the certificates for which are required to bear the legend set forth in Section 2 hereof.

          "Securities Act" means the Securities Act of 1933 or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Selling Expenses" means the expenses so described in Section 8 hereof.

          2. Restrictive Legend. Each certificate representing the Restricted Stock, the Series A Preferred Stock and the Existing Stock and each certificate issued upon exchange or transfer thereof, other than in a public sale or as otherwise permitted by the last paragraph of Section 3 hereof, shall be stamped or otherwise imprinted with a legend substantially in the following form:


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          "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN
          REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THAT ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE."

          3. Notice of Proposed Transfer. Prior to any proposed transfer of any Restricted Stock, Series A Preferred Stock or Existing Stock, as the case may be (other than under the circumstances described in Sections 4, 5 or 6 hereof), the holder thereof shall give written notice to the Company of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, if requested by the Company, shall be accompanied, at the expense of the proposed transferor, by an opinion of counsel addressed to the Company and reasonably satisfactory to the Company (it being agreed that Reboul, MacMurray, Hewitt, Maynard & Kristol and Harwell Howard Hyne Gabbert & Manner, P.C. shall be satisfactory) to the effect that the proposed transfer of the Restricted Stock, Series A Preferred Stock or Existing Stock, as the case may be, may be effected without registration under the Securities Act, whereupon the holder of such Restricted Stock, Series A Preferred Stock or Existing Stock, as the case may be, shall be entitled to transfer such Restricted Stock, Series A Preferred Stock or Existing Stock, as the case may be in accordance with the terms of its notice. Each certificate for Restricted Stock, Series A Preferred Stock or Existing Stock, as the case may be, transferred as above provided shall bear the legend set forth in Section 2, unless (i) such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an affiliate of the Company) would be entitled to transfer such securities in a public sale without registration under the Securities Act.

          The foregoing restrictions on transferability of Restricted Stock, Series A Preferred Stock and Existing Stock shall terminate as to any particular shares of Restricted Stock or Existing Stock when such shares shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition by the seller or sellers thereof set forth in the registration statement concerning such shares. Whenever a holder of Restricted Stock or Existing Stock is able to demonstrate to the Company (and its counsel), in a manner reasonably acceptable to the Company, that the provisions of Rule 144(k) of the Securities Act are available to such holder without limitation, such holder of Restricted Stock or Existing Stock shall be entitled to


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receive from the Company, without expense for the same, a new certificate not bearing the restrictive legend set forth in Section 2.

          4. Required Registration.

          (a) At any time after two (2) years from the date of this agreement either (i) the holders of at least a majority of the shares of Restricted Stock at the time outstanding or (ii) subject to the provisions of Section 4(d) below, the holders of Existing Stock constituting at least a majority of the shares of Existing Stock at the time outstanding may request the Company to register under the Securities Act all or any portion of the Restricted Stock (and, in the case of holders of Existing Stock, Existing Stock) held by such requesting holder or holders for sale in the manner specified in such notice provided, however, that the only securities which the Company shall be required to register pursuant hereto shall be shares of Common Stock, provided, further, however, that in any such case the reasonably anticipated price to public of the shares so requested to be registered shall not be less than $10 million. For the purposes of calculating the number of shares of Restricted Stock outstanding, holders of Series B Preferred Stock shall be treated as the holders of the number of shares of Conversion Stock then issuable upon conversion of such shares.

          (b) Promptly following receipt of any notice under this Section 4, the Company shall immediately notify (i) in the case of a request received pursuant to clause (i) of Section 4(a), any holders of Restricted Stock purchased by the Purchasers from whom notice has not been received and (ii) in the case of a request received pursuant to clause (ii) of Section 4(a), holders of Existing Stock from whom notice has not been received, and shall use its reasonable best efforts to register under the Securities Act, for public sale in accordance with the method of disposition specified in such notice from such requesting holders, in the case of clause (i), the number of shares of Restricted Stock specified in such notice (and in any notices received from other such holders of Restricted Stock within 20 days after their receipt of such notice from the Company) and, in the case of clause
     (ii), the number of shares of Existing Stock specified in notices received from holders of Existing Stock within 20 days after their receipt of such notice from the Company; provided, however, that if the proposed method of disposition specified by the requesting holders shall be an underwritten public offering, the number of shares to be included in such an offering may be reduced pro rata among the requesting holders based on the number of shares requested to be registered if and to the extent that the managing underwriter shall be of the opinion that such


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     inclusion would adversely affect the marketing of the Restricted Stock and/or Existing Stock to be sold. If such method of disposition shall be an underwritten public offering, the Company may designate the managing underwriter of such offering, subject to the approval of the selling holders of a majority of the Restricted Stock and/or Existing Stock included in the offering, which approval shall not be unreasonably withheld. Notwithstanding anything to the contrary contained herein, the obligation of the Company under this Section 4 shall be deemed satisfied only when a registration statement covering all shares of Restricted Stock and Existing Stock specified in notices received as aforesaid, for sale in accordance with the method of disposition specified by the requesting holder, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto, provided, however, that if such notice is given and a registration statement covering the shares so requested to be registered is filed under the Securities Act and the registration is thereafter terminated for any reason other than determination by the Company not to proceed with the same, then, unless the requesting holders shall pay all Registration Expenses in connection therewith, such attempted registration shall count as a required registration by the holders of Restricted Stock or Existing Stock, as the case may be, requesting the same for purposes of paragraph (d) below, in which event, the Company will permit such parties an additional registration in which all Registration Expenses (as well as all Selling Expenses) will be paid by the sellers.

           (c) The Company shall be entitled to include in any registration statement referred to in this Section 4, for sale in accordance with the method of disposition specified by the requesting holders, shares of Common Stock to be sold by the Company for its own account, except as and to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would adversely affect the marketing of the Restricted Stock or Existing Stock, as applicable, to be sold. Except as provided in this paragraph (c), and except for registration statements on Form S-8 or another form available exclusively to employee benefit plans, the Company will not effect any other registration of its Common Stock, whether for its own account or that of other holders, from the date of receipt of a notice from requesting holders pursuant to this Section 4 until the completion of the period of distribution of the registration contemplated thereby.

           (d) Notwithstanding anything to the contrary contained herein, the Company shall be obligated to register


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     Restricted Stock or Existing Stock pursuant to this Section 4 (i) at the request of the holders of Restricted Stock, on two occasions only and (ii) at the request of the holders of Existing Stock, on one occasion only, provided, however, that the Company shall be obligated to register shares pursuant to a request of the holders of Existing Stock only after (A) the Purchasers, as a group, shall have sold shares of Restricted Stock yielding net proceeds to them equal in the aggregate to the aggregate purchase price paid for all Restricted Stock purchased by them, or (B) if there is a public market for the Common Stock, based on the average trading price of the Common Stock during the prior twelve (12) months, the aggregate fair market value of all the Restricted Stock exceeds three (3) times the aggregate purchase price paid for all Restricted Stock.

           5. Form S-3 Registration.

           (a) If the Company shall receive from any holder or holders of Restricted Stock or Existing Stock, a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to Restricted Stock or Existing Stock, as the case may be, owned by such holder or holders, the reasonably anticipated aggregate price to the public of which would exceed $1,500,000 (provided that the distribution of shares pursuant to such registration is to involve only states in which registration is not required, whether by reason of the Common Stock being listed on the a registered securities exchange or the NASDAQ national market or otherwise), the Company will:

           (i) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other holders of Restricted Stock and Existing Stock; and

          (ii) as soon as practicable, use its reasonable best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other government requirements or regulations) as may be so requested and as are required to permit the sale and distribution of all or such portion of such holder's or holders' Restricted Stock or Existing Stock, as the case may be, as are specified in such request, together with all or such portion of the Restricted Stock or Existing Stock of any holder or holders joining in such request as are specified in a written request given within thirty (30) days after receipt of such written notice from the Company, provided, however, that the Company shall not be obligated to effect any such registration,


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     qualification or compliance pursuant to this Section 5 (A) more than once in any 180-day period, or (B) if the Company is not entitled to use Form S-3 or if registration is required under state securities laws as noted above, provided, further, however, that the only securities which the Company shall be required to register pursuant hereto shall be shares of Common Stock. Subject to the foregoing, the Company shall file a registration statement covering the Restricted Stock and Existing Stock so requested to be registered as soon as reasonably practicable after receipt of the request or requests of the holders of the Restricted Stock and Existing Stock, as the case may be.

          (b) Registrations effected pursuant to this Section 5 (i) shall not be counted as requests for registration effected pursuant to Section 4 and (ii) unless the Company shall otherwise agree, shall not involve a firm commitment underwriting.

          6. Incidental Registration. If the Company at any time (other than pursuant to Section 4 or 5 hereof) proposes to register any of its Common Stock under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Form S-4 or S-8 or another form not available for registering the Restricted Stock for sale to the public), it will give written notice at such time to all holders of outstanding Restricted Stock and Existing Stock of its intention to do so. Upon the written request of any such holder, given within 20 days after receipt of any such notice by the Company, to register any of its Restricted Stock or Existing Stock or both, as the case may be, (which request shall state the intended method of disposition thereof), the Company will use its reasonable best efforts to cause the Restricted Stock or Existing Stock or both, as the case may be, as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the holder (in accordance with its written request) of such Restricted Stock or Existing Stock, as the case may be, so registered, provided, however, that nothing herein shall prevent the Company from abandoning or delaying such registration at any time. In the event that any registration pursuant to this Section 6 shall be, in whole or in part, an underwritten public offering of Common Stock, any request by a holder pursuant to this Section 6 to register Restricted Stock or Existing Stock, as the case may be, shall specify that either (i) such Restricted Stock or Existing Stock, as the case may be, is to be included in the underwriting on the same terms and conditions as the shares of Common Stock otherwise being sold through underwriters under such registration or (ii) subject to the final undesignated paragraph of this Section 6, such Restricted Stock or Existing Stock, as the case may be, is to be sold in the open market without any underwriting, on terms and


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conditions comparable to those normally applicable to offerings of common stock in reasonably similar circumstances. The number of shares of Restricted Stock or Existing Stock or both, as the case may be, to be included in such an underwriting may be reduced (first, pro rata among the requesting holders of Existing Stock based upon the number of shares of Existing Stock so requested to be registered and, second, pro rata among the requesting holders of Restricted Stock based upon the number of shares of Restricted Stock so requested to be registered) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein, provided, however, that such number of shares of Restricted Stock or Existing Stock or both, as the case may be, shall not be reduced if any shares are to be included in such underwriting for the account of any other person other than the Company or the pro rata portion of the Restricted Stock permitted by the underwriter.

          Notwithstanding anything to the contrary contained in this Section 6, in the event that there is a firm commitment underwritten public offering of securities of the Company pursuant to a registration covering Restricted Stock or Existing Stock or both, as the case may be, and a holder of Restricted Stock or Existing Stock, as the case may be, does not elect to sell his Restricted Stock or Existing Stock, as the case may be, to the underwriters of the Company's securities in connection with such offering, such holder shall refrain from selling such Restricted Stock or Existing Stock, as the case may be, so registered pursuant to this Section 6 during the period of distribution of the Company's securities by such underwriters and the period in which the underwriting syndicate participates in the after market, provided, however, that such holder shall, in any event, be entitled to sell its Restricted Stock or Existing Stock, as the case may be, commencing on the 90th day after the effective date of such registration statement or, if later, on such date (but in no event later than the 180th day after such effective date) as contractual "lockup" restrictions imposed by the underwriters shall expire or be released.

          7. Registration Procedures. If and whenever the Company is required by the provisions of Section 4, 5 or 6 hereof to use its reasonable best efforts to effect the registration of any of the Restricted Stock or Existing Stock or both, as the case may be, under the Securities Act, the Company will, as expeditiously as possible:

          (a) prepare (and afford counsel for the selling holders reasonable opportunity to review and comment thereon) and file with the Commission a registration statement (which, in the case of an underwritten public offering pursuant to Section 4 hereof, shall be on Form S-1 or another form of general applicability satisfactory to the


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     managing underwriter selected as therein provided) with respect to such securities and use its reasonable best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

          (b) prepare (and afford counsel for the selling holders reasonable opportunity to review and comment thereon) and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and as comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock or Existing Stock or both, as the case may be, covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period;

          (c) furnish to each seller and to each underwriter such reasonable number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons may reasonably request in order to facilitate the public sale or other disposition of the Restricted Stock or Existing Stock or both, as the case may be, covered by such registration statement;

          (d) use its reasonable best efforts to register or qualify the Restricted Stock or Existing Stock or both, as the case may be, covered by such registration statement under the securities or blue sky laws of such jurisdictions as the sellers of Restricted Stock or Existing Stock or both, as the case may be, or, in the case of an underwritten public offering, the managing underwriter, shall reasonably request (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any jurisdiction);

          (e) immediately notify each seller under such registration statement and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any


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     material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, provided, if the untrue statement of a material fact or omission relates to information provided by a selling holder, the Company shall immediately notify each Seller when it becomes aware of the happening of such event;

          (f) use its reasonable best efforts (if the offering is underwritten) to furnish, at the request of any seller, on the date that Restricted Stock or Existing Stock or both, as the case may be, is delivered to the underwriters for sale pursuant to such registration: (i) an opinion of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to such seller and dated such date, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus, and each amendment or supplement thereof, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder (except that such counsel need express no opinion as to financial statements, the notes thereto, and the financial schedules and other financial and statistical data contained therein) and (C) to such other effects as may reasonably be requested by counsel for the underwriters or by the majority in interest of such Sellers or their counsel, and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as such underwriters or the majority in interest of the Seller may reasonably request; and

          (g) make available for inspection by each seller, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents


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     and properties of the Company, and cause the Company's officers, directors and employees to supply all available information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement and permit such seller, attorney, accountant or agent to participate in the preparation of such registration statement.

For purposes of paragraphs (a) and (b) above and of Section 4(c) hereof, the period of distribution of Restricted Stock or Existing Stock or both, as the case may be, in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Restricted Stock or Existing Stock or both, as the case may be, in any other registration shall be deemed to extend until the earlier of the sale of all Restricted Stock or Existing Stock or both, as the case may be, covered thereby or six months after the effective date thereof.

          In connection with each registration hereunder, the selling holders of Restricted Stock and Existing Stock, if applicable, will promptly when requested furnish to the Company in writing such information with respect to themselves and the proposed distribution by them (including without limitation executed stock powers) as shall be reasonably necessary in order to assure compliance with federal and applicable state securities laws. In the event any selling holder fails to deliver any of such information within five (5) days of a second written request by the Company, the Company may proceed with the registration and exclude from the registration such selling holder's Restricted Stock or Existing Stock.

          In connection with each registration pursuant to Sections 4, 5 and 6 hereof covering an underwritten public offering, the Company agrees to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between major underwriters and companies of the Company's size and investment stature, provided, however, that such agreement shall not contain any such provision applicable to the Company which is inconsistent with the provisions hereof and provided, further, however, that the time and place of the closing under said agreement shall be as mutually agreed upon among the Company, such managing underwriter and the selling holders of Restricted Stock and Existing Stock, if applicable.

          8. Expenses. All expenses incurred by the Company in complying with Sections 4, 5 and 6 hereof, including without limitation all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees of the National Association of

Securities Dealers, Inc., fees of transfer agents and registrars and reasonable and documented fees and expenses of one counsel for the sellers of Restricted Stock and the sellers of Existing Stock (or, if there shall be no sellers of Restricted Stock, one counsel for the sellers of Existing Stock), but excluding any Selling Expenses, are herein called "Registration Expenses". All underwriting discounts and selling commissions and transfer taxes applicable to the sale of Restricted Stock or Existing Stock or both, as the case may be, are herein called "Selling Expenses".

          The Company will pay all Registration Expenses in connection with each registration statement filed pursuant to Section 4, 5 or 6 hereof, except as expressly provided in section 4(b). All Selling Expenses in connection with any registration statement filed pursuant to Section 4, 5 or 6 hereof, and any other expense specifically provided in this Agreement to be borne by the participating sellers, shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such persons other than the Company (except to the extent the Company shall be a seller) as they may agree.

          9. Indemnification. In the event of a registration of any of the Restricted Stock or Existing Stock or both, as the case may be, under the Securities Act pursuant to Section 4, 5 or 6 hereof, the Company will indemnify and hold harmless each seller of such Restricted Stock or Existing Stock, as the case may be, thereunder and each underwriter of Restricted Stock or Existing Stock or both, as the case may be, thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Restricted Stock or Existing Stock or both, as the case may be, was registered under the Securities Act pursuant to
Section 4, 5 or 6, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such seller, such underwriter or such controlling person in writing specifically for use in such registration statement or prospectus and (ii) the Company shall not be liable to any such seller (in the case of a non-underwritten sale pursuant to a shelf registration) such underwriter or person who controls such underwriter within the meaning of the Securities Act to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus to the extent that any such loss, claim, damage, liability or expense of such seller (in the case of a non-underwritten sale pursuant to a shelf registration) such underwriter or controlling person results from the fact that (A) such underwriter or seller (in the case of a non-underwritten sale pursuant to a shelf registration) failed to send or deliver a copy of the prospectus with or prior to the delivery of written confirmation of the sale of Restricted Stock or Existing Stock, or both, as the case may be, (B) the prospectus would have completely corrected such untrue statement or omission and (C) the Company had previously furnished copies thereof to such underwriter; and provided, further, that the Company shall not be liable to any such seller (in the case of a non-underwritten sale pursuant to a shelf registration) such underwriter or person who controls such underwriter within the meaning of the Securities Act to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission in the prospectus, if such untrue statement or alleged untrue statement or omission or alleged omission is completely corrected in an amendment or supplement to the prospectus and if, having previously been furnished by or on behalf of the Company with copies of the prospectus as so amended or supplemented, such seller (in the case of a non-underwritten sale pursuant to a shelf registration) or such underwriter thereafter fails to deliver such prospectus as so amended or supplemented, prior to or concurrently with the sale or delivery of written confirmation of the sale of Restricted Stock or Existing Stock, or both, as the case may be, to the person asserting such loss, claim, damage, liability or expense, or purchase of such Restricted Stock or Existing Stock, or both, as the case may be, which is the subject thereof from such holder.]

          In the event of a registration of any of the Restricted Stock or Existing Stock or both, as the case may be, under the Securities Act pursuant to
Section 4, 5 or 6 hereof, each seller of such Restricted Stock or Existing Stock, as the case may be, thereunder, severally and not jointly, will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer or director or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Restricted Stock or Existing Stock or both, as the case may be, was registered under the Securities Act pursuant to Section 4, 5 or 6, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus; provided, further, however, that the liability of each seller hereunder shall be limited to the proceeds (net of underwriting discounts and commissions) received by such seller from the sale of Restricted Stock or Existing Stock, as the case may be, covered by such registration statement.

          Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 9 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable and documented expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

          Notwithstanding the foregoing, any indemnified party shall have the right to retain its own counsel in any such action, but the fees and disbursements of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party shall have failed to retain counsel for the indemnified person as aforesaid or (ii) the indemnifying party and such indemnified party shall have mutually agreed to the retention of such counsel. It is understood that the indemnifying party shall not, in connection with any action or related actions in the same jurisdiction, be liable for the fees and disbursements of more than one separate firm qualified in such jurisdiction to act as counsel for the indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

          If the indemnification provided for in the first two paragraphs of this Section 9 is unavailable or insufficient to hold harmless an indemnified party under such paragraphs in respect of any losses, claims, damages or liabilities or actions in respect thereof referred to therein, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or actions in such proportion as appropriate to reflect the relative fault of the Company, on the one hand, and the underwriters and the sellers of such Restricted Stock or Existing Stock, as the case may be, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations, including the failure to give any notice under the third paragraph of this Section 9. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Company, on the one hand, or the underwriters and the sellers of such Restricted Stock or Existing Stock, as the case may be, on the other, and to the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each of you agree that it would not be just and equitable if contributions pursuant to this paragraph were determined by pro rata allocation (even if all of the sellers of such Restricted Stock were treated as one entity for such purpose) or by any other method of allocation which did not take account of the equitable considerations referred to above in this paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or action in respect thereof, referred to above in this paragraph, shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, subject to the limitations set forth above. Notwithstanding the provisions of this paragraph, the sellers of such Restricted Stock or Existing Stock, as the case may be, shall not be required to contribute any amount in excess of the amount, if any, by which the total price at which the Common Stock sold by each of them was offered to the public exceeds the amount of any damages which they would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

          10. Changes in Common Stock. If, and as often as, there are any changes in the Common Stock by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof, as may be required, so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed.

          11. Representations and Warranties of the Company. The Company represents and warrants to you as follows:

          (a) The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation or By-laws of the Company, or any provision of any indenture, agreement or other instrument to which it or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

          (b) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to considerations of public policy in the case of the indemnification provisions hereof.

          12. Rule 144 Reporting. The Company agrees with you as follows:

          (a) The Company shall make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date it is first required to do so under the Securities Act, unless waived by a majority in interest of the Purchasers.

          (b) The Company shall file with the Commission in a timely manner all reports and other documents as the Commission may prescribe under Section 13(a) or 15(d) of the Exchange Act at any time after the Company has become subject to such reporting requirements of the Exchange Act.

          (c) The Company shall furnish to such holder of Restricted Stock forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after the date it first becomes subject to such reporting requirements) and of the Securities Act and the Exchange Act (at any time from and after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents previously filed with the Commission as a holder may reasonably request to avail itself of any rule or regulation of the Commission allowing a holder of Restricted Stock or Existing Stock to sell any such securities without registration.

          13. Miscellaneous.

          (a) This Agreement and all rights and obligations provided pursuant to this Agreement shall terminate on the tenth anniversary of the date hereof.

          (b) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Without limiting the generality of the foregoing, the registration rights conferred herein on the holders of Restricted Stock and Existing Stock shall inure to the benefit of any and all subsequent holders from time to time of the Restricted Stock or Existing Stock, as the case may be, for so long as the certificates representing the Restricted Stock or Existing Stock, as the case may be, shall be required to bear the legend specified in Section 2 hereof.

          (c) All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given: (a) if delivered personally or sent by facsimile, on the date received, (b) if sent by overnight courier, on the day after sending, and (c) if mailed, five (5) days after mailing, postage prepaid, to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice:

          if to the Company, to it at

                      New American Healthcare Corporation
                      229 Ward Circle
                      Suite C-12
                      P.O. Box 3689
                      Brentwood, Tennessee 37024
                      Attention: Mr. Robert M. Martin

          with a copy to

                      Harwell Howard Hyne Gabbert & Manner, P.C.
                      1800 First American Center
                      315 Deaderick Street
                      Nashville, TN 37238
                      Attention: Ernest E. Hyne II, Esq.

          if to any holder of Restricted Stock, to it at its address as set forth in Annex II hereto;

          if to any Stockholder, to it at its address as set forth in Annex I hereto;

          if to any subsequent holder of Restricted Stock or Existing Stock, to it at such address as may have been furnished to the Company in writing by such holder.

          (D) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.


          (e) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof. Without limiting the generality of the foregoing, all other Registration Rights Agreements currently in effect between the Company and the Existing Stockholders are hereby terminated and superseded in their entirety by this Agreement. This Agreement may not be modified or amended except in writing signed by the Company and the holders of not less than 66 2/3% of the Applicable Restricted Stock and Existing Stock then outstanding, provided that no modification or amendment shall deprive any holder of Restricted Stock or Existing Stock of any material right under this Agreement without such holder's consent. The Company will not grant any registration rights to any other person without the written consent of the holders of 66 2/3% of the Applicable Restricted Stock and Existing Stock then outstanding if such rights could reasonably be expected to conflict with, or be on a parity with, the rights of holders of Restricted Stock and Existing Stock granted under this Agreement.

           (f) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

           Please indicate your acceptance of the foregoing by signing and returning the enclosed counterpart of this letter, whereupon this letter (herein sometimes called "this Agreement") shall be a binding agreement between the Company and you.


                                         Very truly yours,

                                         NEW AMERICAN HEALTHCARE CORPORATION


                                         By
                                           -----------------------------------
                                         Title:
                                               -------------------------------

AGREED TO AND ACCEPTED
as of the date first
above written.

PURCHASERS:

WELSH, CARSON, ANDERSON & STOWE VII, L.P.
    By WCAS VII PARTNERS, L.P.,
       General Partner

By
  ------------------------------------
           General Partner

WCAS Healthcare Partners, L.P.
    By WCAS WP PARTNERS, L.P.,
       General Partner

By
  ------------------------------------
           General Partner


--------------------------------------
        Patrick J. Welsh


--------------------------------------
        Russell L. Carson


--------------------------------------
        Bruce K. Anderson

--------------------------------------
       Richard H. Stowe


--------------------------------------
       Andrew M. Paul


--------------------------------------
       Thomas E. McInerney


--------------------------------------
       Laura VanBuren


--------------------------------------
       James B. Hoover


--------------------------------------
       Robert A. Minicucci


--------------------------------------
       Anthony J. de Nicola



DAVID F. BELLET - TRUSTEE
    PROFIT SHARING PLAN DLJSC -
    CUSTODIAN FBO DAVID F. BELLET


By
  ------------------------------------



HORIZON INVESTMENTS ASSOCIATES, I



By
  ------------------------------------

STOCKHOLDERS:


--------------------------------------
       Robert M. Martin


--------------------------------------
       Dana C. McLendon, Jr.


--------------------------------------
       Craig B. Watson


--------------------------------------
       Timothy S. Hill

                                                                     Exhibit B-2


                                    Annex II

                                   Purchasers

Name and Address
-----------------

Welsh, Carson Anderson
  & Stowe VII, L.P.
320 Park Avenue, Suite 2500
New York, NY 10022-6815

WCAS Healthcare Partners, L.P.
320 Park Avenue, Suite 2500
New York, NY 10022-6815

Patrick J. Welsh
Russell L. Carson
Bruce K. Anderson
Richard H. Stowe
Andrew M. Paul
Thomas E. McInerney
Laura VanBuren
James B. Hoover
Robert A. Minicucci
Anthony J. de Nicola
  In care of WCAS Management Corporation
  320 Park Avenue, Suite 2500
  New York, NY 10022-6815

David F. Bellet - Trustee
Profit Sharing Plan DLJSC-Custodian
FBO David F. Bellet
125 East 72nd Street
New York, New York 10021-4250

copy to:
Ms. Nicole Primack
Sales Associate
Donaldson, Lufkin & Jenrette
Investment Services Group
140 Broadway
New York, New York 10005-1281

HORIZON INVESTMENTS ASSOCIATES, I
c/o R.A. Ortenzio
Continental Medical Systems, Inc.
600 Wilson Lane
Mechanicsburg, Pennsylvania 17055

Patrick T. Ryan
109 Westpark Drive, Suite 420
Brentwood, TN 37024

         As contemplated by Section 1 of that certain Registration Rights Agreement dated December 19, 1995 among New American Healthcare Corporation, (the "Company") Welsh, Carson Anderson & Stowe VII, L.P. ("WCAS VII"), the several other investors named in Annex I thereto (the "Purchasers") and the several individuals named in Annex II thereto (the "Stockholders"), (the "Registration Rights Agreement"), the undersigned acknowledges that he is a new executive officer and hereby becomes a party to the Registration Rights Agreement as a Stockholder and agrees to be bound by such agreement as if a party to the original Registration Rights Agreement.





                                        --------------------------
                                        Neil G. McLean

                                    Annex I

                                  STOCKHOLDERS

Name and Address
----------------

Robert M. Martin
919 Stuart Lane
Brentwood, TN 37027

Dana C. McLendon, Jr.
One Strawberry Hill
Nashville, TN 37215

Craig B. Watson
10803 Briar Branch
Houston, TX 77024

Timothy S. Hill
604 Davidson Road
Nashville, TN 37205

Neil G. McLean
502 Mulberry Ct.
Marietta, GA 30068